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                       TRANSACT TECHNOLOGIES INCORPORATED

                                  EXHIBIT 21.1

               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED


                                                  Jurisdiction of                          Percentage
Name                                               Incorporation              Owner           Owned
----                                               -------------              -----           -----
TransAct.com, Inc.                                 Delaware                  TransAct           100%
                                                                           Technologies
                                                                           Incorporated

TransAct Technologies Limited                      United Kingdom            TransAct           100%
                                                                           Technologies
                                                                           Incorporated

TransAct Technologies International Ltd            Barbados                  TransAct           100%
                                                                           Technologies
                                                                           Incorporated